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Exhibit 99.1

** NEWS RELEASE **    Contact:
                                                         Hot Topic, Inc.
                                                         Mr. Jim McGinty, CFO
                                                         (626) 839-4681 x2675
                                                         jmcginty@hottopic.com


                          HOT TOPIC, INC. REPORTS 10.8%
                     THIRD QUARTER COMP STORE SALES INCREASE
                    INCLUDING 11.2% COMP INCREASE FOR OCTOBER

                      THIRD QUARTER NET SALES INCREASED 32%


         CITY of INDUSTRY, CA, November 5, 2003 -- Hot Topic, Inc. (Nasdaq National Market: HOTT) announced net sales for the third quarter of fiscal 2003 increased 32% to $161.5 million from net sales of $122.6 million for the thirteen weeks ended November 2, 2002. Comparable store sales for the third quarter increased 10.8% from last year.

                               Net Sales                  Comparable Store
                                                           Sales Increase
                       (millions)  % Increase           This             Last
                                                        Year             Year
October                  $51.1         33%              11.2%            8.1%

Third Quarter           $161.5         32%              10.8%            6.3%

Year-to-date            $377.9         28%               6.8%            2.6%


         The Company also announced that it expects to open 84 new Hot Topic stores in 2003, four more than the previously announced 80 new Hot Topic stores. The Company expects to end the year operating 52 Torrid stores and 502 Hot Topic stores.

         For more detailed information on October sales results, please call
(626) 771-0006 to listen to a recorded commentary. Additionally, a conference call to discuss third quarter results, business trends, and other matters will be conducted November 19, 2003 at 4:30 PM Eastern time. The conference call number is (888) 868-9080, and will be accessible to all interested parties. It will also be webcast at www.companyboardroom.com. A replay will be available at
(973) 341-3080, pass code 3265628, and at www.companyboardroom.com for approximately 10 days.

         Hot Topic, Inc. is a national mall-based specialty retailer of music-licensed and music-influenced apparel, accessories and gift items for young men and women principally between the ages of 12 and 22. Torrid, the Company's second concept, is a mall-based specialty retailer of plus-size fashion-forward apparel and accessories that targets young women principally between the ages of 15 and 29. The Company currently operates 491 Hot Topic stores in 49 states and Puerto Rico, 49 Torrid stores and Internet stores www.hottopic.com and www.torrid.com.

         Except for the historical information contained herein, this news release contains forward-looking statements, including statements relating to financial results, projections and other financial performance, and managing growth. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, management of growth, relationships with mall developers and operators, the risk that available cash or mall space will not be adequate for planned expansion, fluctuations in sales and comparable store sales results, risks and uncertainties with respect to new store openings including risks associated with the Company's new store concepts and Internet stores, music and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, the effect of economic conditions, the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic as well as other risks detailed from time to time in the Company's SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended August 2, 2003 and its Annual Report on Form 10-K for the year ended February 1, 2003. The historical results achieved are not necessarily indicative of the future prospects of the Company.